Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-144293) pertaining to the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
2)	Registration Statement (Form S-8 No. 333-147212) pertaining to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan,
3)	Registration Statement (Form S-8 No. 333-187189) pertaining to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan,
4)	Registration Statement (Form S-8 No. 333-187190) pertaining to the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
5)	Registration Statement, as amended (Form S-3 No. 333-195604) of Alphatec Holdings, Inc.,
6)	Registration Statement (Form S-8 No. 333-196616) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
7)	Registration Statement (Form S-8 No. 333-196617) pertaining to the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
8)	Registration Statement (Form S-3 No. 333-200869) of Alphatec Holdings, Inc.,
9)	Registration Statement (Form S-8 No. 333-202504) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
10)	Registration Statement (Form S-8 No. 333-202505) pertaining to the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
11)	Registration Statement (Form S-8 No. 333-211182) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
12)	Registration Statement (Form S-8 No. 333-213981) pertaining to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan and the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan, and
13)	Registration Statement (Form S-8 No. 333-215036) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan;

of our report dated March 30, 2017, with respect to the financial statements and schedule of Alphatec Holdings, Inc. included in this Annual Report (Form 10-K) of Alphatec Holdings, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

San Diego, California

March 30, 2017